                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                October 1, 1997
                                ---------------
                Date of Report (Date of earliest event reported)


                             SIEBEL SYSTEMS, INC.
                             --------------------
            (Exact name of registrant as specified in its charter)



          Delaware                       0-20725                94-3187233
(State or other jurisdiction           (Commission           (I.R.S. Employer
      of incorporation)                File Number)         Identification No.)



                            1855 South Grant Street
                              San Mateo, CA 94402
                              -------------------
                   (Address of principal executive offices)


                                (650) 295-5000
                                --------------
             (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     The following discussion contains forward-looking statements that involve risk and uncertainties. The Company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to those discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

     On October 1, 1997, INTW Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Siebel Systems, Inc. ("Siebel"), was merged with and into InterActive WorkPlace, Inc. ("InterActive") pursuant to an Agreement and Plan of Merger and Reorganization dated as of September 13, 1997 by and among Siebel, Merger Sub, InterActive and certain stockholders of InterActive (the "Merger Agreement"). The terms of the Merger Agreement were determined through arms' length negotiaions between Siebel and InterActive.

     The merger of Merger Sub with and into InterActive (the "Merger") became effective at the time of filing of a Certificate of Merger with the Delaware Secretary of State on October 1, 1997 (the "Effective Time"). At the Effective
Time: (i) Merger Sub ceased to exist; (ii) InterActive, as the surviving corporation in the Merger, became a wholly owned subsidiary of Siebel; and (iii) subject to the provisions of the Merger Agreement relating to the payment of cash in lieu of fractional shares, each share of InterActive Common Stock and Series A Preferred Stock outstanding immediately prior to the Effective Time was converted into (a) approximately .076 shares of Siebel Common Stock, par value $.001 per share, and (b) the right to receive approximately .018 additional shares of Siebel Common Stock upon the satisfaction of certain conditions.

     In addition, pursuant to the Merger Agreement, as of the Effective Time, all rights with respect to InterActive Common Stock under outstanding stock options to purchase InterActive Common Stock were converted into and became rights with respect to Siebel Common Stock and Siebel assumed each such outstanding InterActive stock option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. By virtue of the assumption by Siebel of such InterActive stock options, from and after the Effective Time: (i) each InterActive stock option assumed by Siebel may be exercised solely for Siebel Common Stock; (ii) the number of shares of Siebel Common Stock subject to each such assumed option is equal to the number of shares of InterActive Common Stock subject to such option immediately prior to the Effective Time multiplied by approximately .076, rounding to the nearest whole share of Siebel Common Stock; and (iii) the per share exercise price under each such assumed option is equal to the per share exercise price in effect immediately prior to the Effective Time divided by approximately .076, rounding to the nearest cent.

     Pursuant to the terms of the Merger Agreement, Siebel has filed a registration statement on Form S-3 with respect to 346,379 shares of its Common Stock issued in connection with the Merger and held by the former stockholders of InterActive or general or limited partners of former stockholders of InterActive in order to permit the resale of such shares. The Company will pay substantially all of the expenses incident to the offering and sale of such shares of its Common Stock to the public, other than commissions, concessions and discounts of underwriters, dealers or agents. In addition, pursuant to the terms of a
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Registration Rights Agreement by and among the Company and certain former stockholders of InterActive, such stockholders have been granted the right to require the Company to register additional shares issued pursuant to the Merger Agreement under Federal and state securities laws under certain circumstances and at certain times.

     With the exception of the Chief Financial Officer of InterActive, each of the former stockholders of InterActive that was also an employee of InterActive has accepted employment with Siebel. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase of InterActive by Siebel.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits
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1.   Agreement and Plan of Merger and Reorganization among Siebel
     Systems, Inc., a Delaware corporation, INTW Acquisition Corp., a Delaware corporation, InterActive WorkPlace, Inc., a Delaware corporation and certain stockholders of InterActive WorkPlace, Inc., dated as of September 13, 1997.

2. Form of Registration Rights Agreement between Siebel Systems, Inc. and certain stockholders (incorporated by reference to the Company's registration statement on Form S-3 (No. 333-36967)).
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 SIEBEL SYSTEMS, INC.



Dated:    October 16, 1997       By: /s/ Howard H. Graham
                                     ____________________________________
                                      Howard H. Graham
                                      Senior Vice President, Finance and
                                      Administration and Chief Financial Officer